UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	OTC Expert Market*

* On October 17, 2024, the Nasdaq Stock Market (“Nasdaq”) notified Orgenesis Inc. (the “Company”) that it planned to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from Nasdaq upon the completion of all applicable procedures. Nasdaq filed the Form 25 on May 8, 2025. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), occurred 90 days following the filing of the Form 25. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock remained registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTCQX operated by the OTC Markets Group, Inc. (“OTC Markets”) beginning on October 21, 2024. On June 3, 2025, OTC Markets moved the Company’s common stock from OTCQX to the Pink Limited tier. On July 29, 2025, OTC Markets moved the Company’s common stock from Pink Limited to the OTC Expert Market tier.Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed below, at the special meeting of Orgenesis, Inc. (the “Company”) held on May 27, 2026 (the “Special Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Charter”), to increase the total number of authorized shares of the Company’s common stock from 14,583,333 to 150,000,000. On June 2, 2026, the Company filed the Amendment with the Secretary of State of the State of Nevada with immediate effect.

The summary of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2026, the Company held the Special Meeting via live webcast. At the Special Meeting, 6,415,731 shares of common stock, or approximately 65.27% of the outstanding shares of common stock entitled to vote, were represented by proxy or in person, representing a quorum.

At the Special Meeting, the stockholders of the Company voted as set forth below on three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 5, 2026 and as amended on May 20, 2026. The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:

Proposal 1. Amendment to Articles of Incorporation to Increase Authorized Shares of Common Stock

The approval of a proposal to approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 14,583,333 to 150,000,000:

For	Against	Abstain
5,153,345	61,005	1,201,381

Proposal 2. Share Issuance Proposal

The approval of the Convertible Loan Agreement, dated September 10, 2025, by and among Theracell Laboratories IKE, Orgenesis Inc., and Alpha Prosperity Fund SPC, acting on behalf of and for the account of Segregated Portfolio P, and the potential issuance of shares of common stock of Orgenesis Inc. pursuant thereto:

For	Against	Abstain
5,172,526	27,026	1,201,280

Proposal 3. Ratification of Auditors

The approval of the ratification of the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain
6,400,038	14,552	1,141

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of the Company, dated June 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: June 2, 2026	By:	/s/ Vered Caplan
Vered Caplan
Chief Executive Officer